UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 6, 2011
(Date of earliest event reported)

VITACOST.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34468	37-1333024
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5400 Broken Sound Blvd. NW – Suite 500
Boca Raton, Florida 33487-3521
(Address of Principal Executive Offices)

(561) 982-4180
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on December 21, 2010, Vitacost.com, Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”)  indicating that the NASDAQ staff had determined that continued listing of the Company’s securities on The NASDAQ Stock Market was no longer warranted.  The Company timely appealed the Staff determination, and requested a hearing before a NASDAQ Hearings Panel (the “Panel”), which was held on February 3, 2011.  On February 28, 2011, the Company received written notice that the Panel had determined to grant the request of the Company to remain listed on The NASDAQ Stock Market, subject to certain conditions.

On July 6, 2011, the Company received a letter (the “Compliance Letter”) from NASDAQ indicating that the Company has met the requirements of the Panel’s decision and the applicable listing requirements and that accordingly the Panel has determined to continue listing the Company’s securities on The Nasdaq Stock Market.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated July 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 7, 2011

VITACOST.COM, INC.

By:	/s/ Stephen Markert, Jr.
Name:	Stephen Markert, Jr.
Title:	Interim Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated July 7, 2011.